UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No._)

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MEDIA SCIENCES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDIA SCIENCES INTERNATIONAL, INC.
8 Allerman Road
Oakland, New Jersey 07436

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

It is my pleasure to invite you to attend our Annual Meeting of Stockholders. The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting, or at any adjournment of the Annual Meeting, for the purposes set forth below.

Time:	9:30 a.m., Eastern Time, on Thursday, December 14, 2006

Place:	Sheraton Mahwah 1 International Blvd. Mahwah, NJ 07495

Items of Business:	(1)	To elect all of the members of the Board of Directors;
(2)	To approve an increase in our authorized number of shares of common stock;
(3)	To approve the Company's 2006 Stock Incentive Plan;
(4)	To ratify the selection of J.H. Cohn LLP as independent registered public accounting firm for the fiscal year ending June 30, 2007; and
(5)	To transact any other business properly brought before the Annual Meeting.

Who May Vote:	You may vote if you were a stockholder of record as of the close of business on October 27, 2006.

Annual Report:	A copy of our 2006 Annual Report is enclosed.

Date of Mailing:	This Notice and the Proxy Statement are first being mailed to stockholders on or about November 13, 2006.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote. You can submit your proxy by mail or vote by telephone or the Internet. If you are a registered shareholder and attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person, please contact your bank or broker to obtain a legal proxy. If you hold shares in street name but will not attend the meeting, we request that you return your instructions to vote your shares to your broker. The proxy contains proposals, some of which may be acted upon at the discretion of the broker, however, brokers may not vote the “street name” shares on your behalf with respect to incentive stock plans without any instruction from you.

By order of the Board of Directors

/s/ Denise Hawkins Denise Hawkins, Secretary

Oakland, New Jersey
October 31, 2006

MEDIA SCIENCES INTERNATIONAL, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 14, 2006

INFORMATION ABOUT THE MEETING

What am I voting on?

You will be voting on the following Proposals:

(1)	To elect all of the members of the Board of Directors;
(2)	To approve an increase in our authorized number of shares of common stock;
(3)	To approve the Company’s 2006 Stock Incentive Plan;
(4)	To ratify the selection of J.H. Cohn LLP as independent registered public accounting firm for the fiscal year ending June 30, 2007; and
(5)	To transact any other business properly brought before the Annual Meeting.

Who can vote?

You can vote if you were a stockholder of record of our common stock as of the close of business on October 27, 2006. Each share of common stock is entitled to one vote. Our common stock is the only class of voting stock, and there is no cumulative voting. As of October 27, 2006, we had 11,218,363 shares of common stock outstanding.

How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of the shares entitled to vote as of the record date must be present in person or by proxy. This is called a quorum. Your shares are counted as present at the meeting if you have properly voted by Internet or telephone or submitted a proxy card prior to the meeting, or are present and vote in person at the meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

How do I vote my shares without attending the meeting?

If you are a stockholder of record, you may vote: (1) over the Internet, at the address shown on your proxy card; (2) by telephone, through the number shown on your proxy card; or (3) by mail, by completing, signing and returning the enclosed proxy card.

How do I vote if my shares are held in “street name”?

If a bank or broker holds your shares, you are considered the beneficial owner of shares held in “street name.” If your shares are held in street name, these proxy materials are being forwarded to you by your bank or broker, along with voting instructions. Your ability to vote by telephone or the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

How do I vote my shares at the meeting?

You may vote your shares at the meeting if you attend in person. If you are a stockholder of record, please bring the enclosed proxy card and proof of identity. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker and bring proof of identity in order to vote at the meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy, so your vote will be counted if you later decide not to attend the meeting.

May I change my vote, or revoke my proxy?

Yes.  You may change your vote at any time before the polls close. You may change your vote by and revoke your proxy by: (1) voting by telephone or the Internet at a later time; (2) submitting a properly signed proxy card with a later date; (3) voting in person at the meeting; or (4) sending a signed statement with a later date to that effect to Media Sciences International, Inc., Attn.: Corporate Secretary, 8 Allerman Road, Oakland, New Jersey 07436.

Will my shares be voted if I do not provide my proxy?

No.  If you are a registered shareholder and do not provide a proxy, you must attend the meeting in order to vote your shares.

What if I return my proxy card, but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted “For” the Proposals, and on other matters properly brought before the meeting in accordance with the best judgment of the named proxies.

If I hold my shares in street name, will my shares be voted if I do not provide instructions?

If you hold shares in street name, your broker has discretionary authority to vote the shares on “routine” matters. When a proposal is not routine, and you do not provide voting instructions to your broker, your broker cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.” Absent your instructions, your broker will not be permitted to vote your shares on Proposal No. 3 and your shares will constitute broker non-votes on the proposal.

What vote is required to elect directors?

Proposal No. 1.  For each director nominee, you may either vote “For” or “Withhold Authority” to vote. Directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote. This means that the seven nominees who receive the largest number of “for” votes will be elected as directors. Votes withheld are not counted toward a nominee’s total.

Does the company have a majority voting policy for director elections?

Yes.  Any director who receives more “withhold” votes than “for” votes will be required to submit a letter of resignation for consideration by the Board’s Nominating and Corporate Governance Committee. The Committee would then make a recommendation regarding the resignation to the Board.

What vote is required to approve the other proposals and how are votes counted?

Proposal No. 2.  You may vote “For”, “Against” or “Abstain” on this proposal. For approval of this proposal, the affirmative vote of the majority of the outstanding shares entitled to vote on the proposal is required. If you abstain, your shares will have the same effect as a vote against the proposal. Broker non-votes will the affect of a vote against this proposal.

Proposal Nos. 3 and 4.  You may vote “FOR”, “AGAINST” or “ABSTAIN” on these proposals. For approval of each of these proposals, the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required. If you abstain, your shares will have the same effect as a vote against the proposal. Broker non-votes, are not counted as votes “for” or “against” these proposals.

Am I entitled to dissenters’ right of appraisal?

The actions to be acted upon at the annual meeting do not invoke dissenters’ right of appraisal.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote “FOR” each of the Proposals.

Who is soliciting the proxies?

The proxy is solicited on behalf of our Board of Directors.

PROPOSAL NO. 1

Election of Directors

Nominees

The seven nominees for election to the Board this year are:

Name	Age	Position

Michael W. Levin	41	Chief Executive Officer, President and Chairman of the Board
Paul C. Baker	69	Director
Edwin Ruzinsky	73	Director
Henry Royer	74	Director
Alan Bazaar	36	Director
Dennis Ridgeway	57	Director
Willem van Rijn	56	Director

Business Experience of Nominees

Michael W. Levin, Chief Executive Officer, President and Chairman of the Board:

Michael W. Levin has served as our Chief Executive Officer, President and Chairman of the Board since June 18, 1998. Mr. Levin serves on the compensation committee. Before June 1998, he had served as President, Treasurer, Secretary and Chairman of Media Sciences’ predecessor, Cadapult Graphic Systems Inc. (“CGSI”) since 1987, when he founded CGSI while attending Lehigh University. He is responsible for a senior management team as well as merger and acquisition activity and corporate finance. In 2002, Mr. Levin was recognized in Business News New Jersey’s annual “40 under 40” issue, which profiles the state’s outstanding business leaders under the age of 40. He also was selected as the honorary annual fundraising chairman for the Children’s Cancer Research Fund of New York Medical College in 1999. In 1987, Mr. Levin graduated summa cum laude from Lehigh University, receiving a Bachelor of Science Degree in Mechanical Engineering.

Paul C. Baker, Director:

Paul C. Baker has served as a Director since June 18, 1998. Mr. Baker is the chairman of the Compensation committee and also serves on the audit committee. From 1986 to 2000 he was President of Sherwood Partners, Inc., a venture capital and management consulting company, which he founded, that focused on developing companies with high growth potential. From 2000 to present, he has been General Partner of PCB Associates, LLC which performs similar services. Prior to 1986, Baker held various management positions during 25 years of employment with American Cyanamid Co., including President of Cyanamid’s Shulton, Inc. subsidiary from 1977 to 1979 and Group Vice President of Cyanamid from 1979 to1984. Baker graduated from Lehigh University in 1959 and 1960 with degrees in Engineering and Liberal Arts and received his MBA degree from Fairleigh Dickinson University in 1963.

Edwin Ruzinsky, Director:

Mr. Ruzinsky has served as a Director since August 27, 1999 and is the chairman of the Audit Committee. He is a Certified Public Accountant and a Certified Management Consultant. Prior to his retirement on June 1, 1996 as a Partner in Deloitte Consulting LLC, a wholly-owned subsidiary of Deloitte & Touche LLP, he served for many years as the firm’s National Director-Media Industry Services. He previously served Times Mirror Company as Vice President of Finance & Administration/Book Publishing Group and Parent’s Magazine Enterprises, Inc. as Chief Accounting Officer. Mr. Ruzinsky continues serving as a member of the Pace University/Dyson School of Liberal Arts & Sciences/Master of Science in Publishing Advisory Board. He is currently a member of the Board of Gentis, Inc., engaged in the research and development of therapeutic products for the repair and regeneration of human tissues (such as cartilage tissue and intervertebral disc tissue) through the use of scaffolds that beneficially affect progenitor and other cells at the site of repair or regeneration. On March 31, 2005, Dowden Health Media, Inc. on whose board Mr. Ruzinsky served, was sold.

Henry Royer, Director:

Henry Royer has served as a Director since December 23, 1999. Mr. Royer serves on the Compensation committee. From 1965 to 1983, Mr. Royer held several positions at First National Bank of Duluth, serving as Executive Vice President/Loans when he left First National Bank. He then joined The Merchants National Bank of Cedar Rapids, now named US Bank Cedar Rapids, N.A., where he served as Chairman and President until August 1994. From September 1994 through December 31, 1997, he served as the President and Chief Executive Officer of River City Bank, Sacramento, California. He served as an Independent Trustee of Berthel Growth & Income Trust I from its date of inception in 1995 through February 5, 1999, when he resigned to join Berthel Fisher & Company Planning Inc., and was elected President of Berthel Trust in July 1999. He was elected President of Berthel SBIC, LLC in August 1999. He currently serves as Chairman of the board of Cedar Rapids Bank and Trust and as a member of the board of QCRH a bank holding company. He also serves on various Boards of privately-held companies. He graduated in 1953 from Colorado College with a B.A. in Money and Banking.

Alan Bazaar, Director:

Alan Bazaar has served as a Director since June 30, 2004. Mr. Bazaar serves on both the audit committee and the compensation committee. He is a Certified Public Accountant. Mr. Bazaar is a Vice President and Portfolio Manager at Richard L. Scott Investments, LLC. His responsibilities include co-managing a public company portfolio for Richard L. Scott Investments, LLC, a value-oriented, family investment office, focused on both public and private equity investments. Mr. Bazaar performs all elements of due diligence on perspective investment companies. From 1995 to July 1999, Mr. Bazaar was with Arthur Andersen LLP. At Arthur Andersen, he worked for both the Assurance and Financial Buyer’s Practices and in his last position he served as a Supervisory Senior Consultant in their Business Fraud and Investigation Services Unit. Mr. Bazaar graduated from Bucknell University in 1992 with a degree in History, and he received a MBA from New York University, Leonard N. Stern School of Business in 1997.

Dennis Ridgeway, Director:

Dennis Ridgeway became a director on February 22, 2006. From 1998 through 2005, Mr. Ridgeway served as an independent management consultant in the United Kingdom. From 1984 to 1998, Mr. Ridgeway held various positions with Katun Corporation, an aftermarket manufacturer headquartered in the United Kingdom, including European Sales Manager, General Manager, Assistant Vice President, and Vice President of European Operations from 1994 to 1998.

Willem van Rijn, Director:

Willem van Rijn became a director on May 2, 2006. Mr. van Rijn has been Senior Advisor to the founder and management committee of Capco, an international operations and technology consulting and solutions firm, since 2002. From 1995 to 2002, Mr. van Rijn was a Senior Partner at PricewaterhouseCoopers Consulting, and its predecessor firm Coopers & Lybrand, where he served as the Managing Partner of the Japanese financial services consulting practice from 1998 to 2002, and of the global strategy and financial risk management consulting practices from 1995 to 1998. Mr. van Rijn’s business experience includes: President of Rhode Island-based Gtech International (a division of Gtech Corporation), a provider of state and national lottery technology, outsourcing, software and professional services, from 1994-1995; Partner in the New York office of Coopers & Lybrand from 1990 to 1994; Partner at Bank Street Consulting Group, a management consulting firm, from 1986 to 1990; Senior Vice President in charge of international banking activities in the United States for Bank of America from 1981 to 1986; Corporate Treasurer and member of the Managing Committee for global window covering and machine tooling company Hunter Douglas NV from 1976 to 1981; and Vice President, Account Manager of large accounts for commercial banking services, based in The Netherlands, for Bank of America from 1971 to 1976.

The Board of Directors recommends that you vote “FOR”
the election of each of these nominees.

BOARD OF DIRECTORS INFORMATION

Term and Composition

Our bylaws provide that our Board consists of seven to nine persons. Each director stands for election every year. Directors hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

Selection of Nominees

Our Nominating Committee recommended to the Board this year that it reduce the number of executive directors to one. For fiscal year 2007, our Board has selected seven nominees, which includes only one executive, our Chief Executive Officer. Our Board at 2006 fiscal year end consisted of eight members, two of whom were executives. Each nominee is a present director standing for re-election.

We know of no reason why any nominee should be unable or unwilling to serve as a director. Each nominee has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unable or unwilling to serve, the proxies will be voted for a substitute nominee selected by the Board.

Board Committees and Meetings

The Board has three principal committees, each of which acts under a written charter: Audit Committee; Compensation Committee, and Nominating and Corporate Governance Committee. The charter of each committee can be found on our web site at www.mediasciences.com.

During the fiscal year ended June 30, 2006, the Board held five meetings. During this period, each director attended or participated in more than 75% of the total meetings of the Board and the committee or committees on which he or she served. The Audit Committee met five times in connection with fiscal year 2006. The Compensation Committee met five times in connection with fiscal year 2006. The Nominating and Corporate Governance Committee met three times in connection with fiscal year 2006.

Committee Membership.  Members of the Board Committees are selected each year by our Board after our annual stockholders’ meeting. Selection to a committee of the Board is determined by the majority vote of the Board. The Board intends to elect incumbent directors who are re-elected to the Board to continue to serve on the committees they presently serve.

The following table summarizes the membership of the Board and each of its committees for our 2006 fiscal year.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Michael W. Levin
Frances Blanco
Paul C. Baker	Member	Chairperson
Edwin Ruzinsky	Chairperson		Member
Henry Royer		Member	Member
Alan Bazaar		Member	Chairperson
Dennis Ridgeway			Member
Willem van Rijn	Member

Director Independence.  Each committee is comprised of at least three non-employee Board members, each of whom are, in the business judgment of the Board, independent directors under the standards of the American Stock Exchange (“AMEX”) as applicable to a particular committee, except in circumstances provided for in the committee charters where that is impractical or where AMEX rules or other applicable rules set a time limitation for service or other restriction.

Audit Committee.  The function of the Audit Committee includes reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of Media Sciences, reviewing with Media Sciences’ independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distribution by Media Sciences. Each member of the Audit Committee is independent as defined under the American Stock Exchange’s listing standards. The Audit Committee consists of non-employee directors whom Media Sciences has determined are free of any relationship that could influence their judgment as a committee member and are not associated with a major vendor to, or a customer of, Media Sciences.

Audit Committee Financial Expert.  Mr. Ruzinsky, Chairman of the Audit Committee, is a financial expert and an independent member of our Board.

Compensation Committee.  The function of the Compensation Committee is to make determinations concerning salaries and incentive compensation for our officers and employees.

Nominating and Corporate Governance Committee.  The primary function of the Nominating and Corporate Governance Committee is to identify individuals qualified to become members of the Board consistent with criteria approved by the Board, and to select, or recommend that the Board select, the director nominees for each annual meeting of stockholders or when vacancies occur. The Committee shall also develop and recommend to the Board corporate governance principles applicable to the Company and be responsible for leading the annual review of Board performance.

Nomination Process and Selection Considerations.  In seeking candidates for directors, members of our Nominating Committee may use their business, professional and personal contacts, accept the recommendations from other Board members, stockholders or management, and engage a professional search firm. Current members of the Board are considered for re-election.

The Nominating Committee assists the Board in determining the desired experience, mix of skills and other criteria and qualities appropriate for Board membership. In considering candidates to serve as directors, the Nominating Committee considers all factors it deems relevant, including, but not limited to: intelligence, high personal and professional ethics, values, integrity and sound judgment; education; business and professional skills and experience; familiarity with our business and the industry in general; independence from management; ability to devote sufficient time to Board business; commitment to regularly attend and participate in meetings of our Board and its committees; and concern for the long-term interests of the stockholders. While our Nominating Committee deems such factors important in evaluating candidates, we do not impose any specific, minimum qualifications for director nominees.

The Nominating Committee uses such resources and information, as it deems appropriate, to evaluate each of the prospective candidates, including all submitted materials, third party references, interviews, publicly available reference items, and professional advice concerning applicable laws, rules, regulations and listing standards, as well as taking into account factors relative to the size and overall composition of the Board, such as the mix of expertise and capabilities of existing Board members, desirable skills and competencies that would enhance Board performance, and the ability of the Board as a whole to work together effectively in the best interests of our company. The process for evaluating candidates and the manner of evaluation conducted by the Nominating Committee is the same regardless of the category of person recommending the proposed candidate.

The Nominating Committee considers candidates recommended by security holders. Stockholders who wish to recommend candidates for director should submit such recommendations to the attention of the Board at our corporate office. To be considered by the Nominating Committee, a stockholder recommendation for a nominee must be made in writing to our Corporate Secretary at our principal executive offices no later than 45 days before the date on which the proxy statement for the previous year’s annual meeting of stockholders was first mailed to stockholders. Such communication should describe why the candidate meets the Board’s criteria described above, include the candidate’s and recommender’s names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated, and include the proposed nominee’s written consent to serve as a nominee, if nominated, and as a director, if elected.

In considering stockholder recommendations for nominees, the Nominating Committee may request additional information concerning the nominee or the applicable stockholder or stockholders. Stockholder recommendations that meet such requirements will be considered using the same criteria as other candidates by the Nominating Committee.

Code of Ethics

We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and all other executive officers. Our Code of Ethics can be found on our web site at www.mediasciences.com.

Director Compensation

We have a compensation plan for our independent directors. Through fiscal 2006, eligible outside directors were paid $10,000 per year, payable quarterly, for attendance at regular and special meetings and may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and for other expenses incurred in their capacity as directors of Media Sciences. Outside directors are granted five or ten year stock options under the incentive stock option plan to purchase 10,000 shares of common stock, exercisable at the fair market value on the date of appointment to the Board. Outside directors will also be granted, annually, additional stock options to purchase 10,000 shares of common stock.

2006 Compensation of Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(a)	All Other Compensation ($)	Total ($)

Paul Baker	10,000	18,596	–	28,596
Dennis Ridgeway	5,000	23,279	–	28,279
Henry Royer	10,000	18,596	–	28,596
Edwin Ruzinsky	10,000	18,596	–	28,596
Willem van Rijn	2,500	26,475	–	28,975
Alan L. Bazaar (b)	10,000	18,596	–	28,596

(a)	At 2006 fiscal year end, the total number of outstanding options, granted as director compensation, for each director was: Mr. Baker, 78,000 options; Mr. Ridgeway, 10,000 options; Mr. Royer, 10,000 options; Mr. Ruzinsky, 55,000 options, Mr. van Rijn, 10,000 options; and Mr. Bazaar, 25,000 options. Option awards are valued at the fair value on the date of grant using a Black-Scholes model.
(a)	Director compensation to Mr. Bazaar is paid to GFX Investments, LLC. Mr. Bazaar is a Vice President and Portfolio Manager at Richard L. Scott Investments, LLC. Mr. Bazaar disclaims beneficial ownership of the securities held by Richard L. Scott Investments, LLC and its affiliates.

In 2006, the Compensation Committee engaged a third-party consultant to review our director compensation structure. In September 2006, consistent with the findings of the study conducted by the third-party consultant, the Board approved a director compensation structure for fiscal 2007, as follows:

•	Increase cash compensation by $5,000 per year.
•	Initiate Committee Chairperson additional compensation:
Governance/Nominating	$500 per year
Compensation	$1,000 per year
Audit	$1,500 per year
•	Retain present structure of annual issuance of stock options.

Other Information About Directors

Our executive officers or directors are not associated with another by family relationships, and during the past five years has not been: involved in a bankruptcy petition or a pending criminal proceeding; convicted in a criminal proceeding excluding traffic and minor offenses; subject to any order, judgment, or decree, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law. None of our directors, officers, affiliates, or 5% beneficial owners, to our knowledge, is a party in a legal proceeding adverse to us or has a material interest adverse to us.

None of our executive officers or directors are directors of other reporting companies, except as follows:

None of our executive officers or directors are directors of other reporting companies, except as follows:

•	Mr. Baker serves on the board of Pascack Community Bank; and
•	Mr. van Rijn serves on the board of Computer Horizons Corporation.

Director Attendance at Annual Stockholder Meetings

The Board has not adopted a policy regarding director attendance at the annual stockholder meeting. Directors are invited to attend. Directors Michael L. Levin and Frances Blanco attended last year’s annual meeting.

Communications with the Board of Directors

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, a stockholder wishing to communication with any of our directors regarding Media Sciences International may write to the director or directors at: Name of Director or Directors , c/o Secretary to the Board of Directors, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics. The independent directors of the Board review and approve the stockholder’s communication process periodically to ensure effective communication with stockholders.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of Media Sciences International, Inc. is composed of independent directors as required by and in compliance with the listing standards of the American Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm, J.H. Cohn LLP, is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended June 30, 2006 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with them their independence. The Audit Committee has concluded that J.H. Cohn LLP is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 for filing with the Securities and Exchange Commission.

Dated: September 28, 2006

Members of the Audit Committee

Edwin Ruzinsky
Paul C. Baker
Willem van Rijn

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

J.H. Cohn LLP audited our financial statements for the fiscal years ended June 30, 2004, 2005 and 2006. J.H. Cohn LLP has advised us that J.H. Cohn LLP has no direct or indirect financial interest in Media Sciences International or in any of its present or former subsidiaries, and that J.H. Cohn LLP has had, during the last three years, no connection with Media Sciences International or any of our present or former subsidiaries or affiliates other than as independent registered public accounting firm and related activities. A representative of J.H. Cohn LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to speak, and will be available to respond to appropriate questions of stockholders.

The Audit Committee reviews audit and non-audit services performed by J.H. Cohn LLP as well as the fees charged by J.H. Cohn LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independent registered public accounting firm’s independence. The Audit Committee has determined that the provision of non-audit services by J.H. Cohn LLP is compatible with maintaining its independence.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Fees for audit services provided by J.H. Cohn LLP, our current principal independent registered public accounting firm, during the years ended June 30, 2006 and 2005 were $118,196 and $56,105, respectively.

Audit services consisted primarily of the annual audits, review of our interim financial statements, services provided in connection with restatements of our financial statements, and services that are normally provided by our accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Fees for audit-related services provided by J.H. Cohn LLP, our current principal independent registered public accounting firm, during the years ended June 30, 2006 and 2005 were $5,258 and $7,511, respectively. Audit-related fees consisted primarily of the review of financial statements for inclusion in registration statements filed by the Company.

Tax Fees

Fees for tax services provided by J.H. Cohn LLP, our current principal independent registered public accounting firm, during the years ended June 30, 2006 and 2005 were $11,200 and $5,117, respectively. Tax services related primarily to the preparation of Company tax filings with regulatory agencies.

All Other Fees

There were no other fees billed for services.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.  All services performed in our fiscal year 2006 were pre-approved.

EXECUTIVE COMPENSATION

Compensation Summary

The table below sets forth information concerning the annual and long-term compensation during our last three fiscal years of our Chief Executive Officer and all of our other officers (“Named Executive Officers”). Option grants were valued at date of grant using the Black-Scholes model.

Summary Compensation Table

Annual Compensation	Long Term Compensation

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	All Other Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options (#)(5)	All Other Compensation ($)(6)

Michael W. Levin	2006	200,000	200,000	56,934	—	—	4,782
Chief Executive Officer	2005	200,000	0	—	—	—	5,650
and President	2004	200,000	28,500	—	—	—	4,416
Kevan D. Bloomgren	2006	43,077	47,400	—	217,000	50,000	483
Chief Financial Officer
Lawrence Anderson	2006	160,000	57,600	—	—	—	3,300
Chief Operating Officer	2005	13,333	25,000	—	—	100,000	—
Frances Blanco	2006	160,000	48,000	—	—	—	6,082
Vice President	2005	130,000	25,000	—	—	—	3,763
	2004	120,000	3,500	—	—	100,000	4,317
Denise Hawkins	2006	84,140	17,000	—	—	—	1,305
Vice President	2005	68,890	5,000	—	—	20,000	1,136
and Secretary	2004	64,890	1,000	—	—	—	1,099

(1)	Mr. Anderson joined our company on June 6, 2005. Mr. Bloomgren joined our company on March 15, 2006.
(2)	For fiscal year 2006, refers to amounts under the company’s Performance Based Bonus Compensation plan, which are paid after fiscal year end. For Mr. Bloomgren, includes a $25,000 signing bonus.
(3)	For each year, refers to perquisites and other personal benefits, unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer. For Mr. Levin, refers to dollar value of purchase option on company leased vehicle used by executive.
(4)	Represents the grant of stock awards under which the executive has the right to receive shares of common stock. The value set forth above is based on the closing price on the date of grant. On March 15, 2006, we granted Mr. Bloomgren, 50,000 shares of common stock, subject to vesting over five years at 20% per year beginning on the first anniversary of the grant. The grant date fair value of the award is $195,500. At June 30, 2006, the value of this award was $217,000.
(5)	On March 15, 2006, we granted Mr. Bloomgren stock options to purchase 50,000 shares of our common stock, exercisable for ten years at $3.91 per share, subject to vesting over five years at 20% per year beginning on the first anniversary of the grant. The grant date fair value of the award is $135,040, computed using a Black-Scholes model.
On June 6, 2005, we granted Mr. Anderson stock options to purchase 100,000 shares of our common stock, exercisable for ten years at $1.60 per share, subject to vesting over five years at 20% per year beginning on the first anniversary of the grant. The grant date fair value of the award is $47,430, computed using a Black-Scholes model.
On March 24, 2004, we granted Ms. Blanco stock options to purchase 100,000 shares of our common stock, exercisable for ten years at $1.06 per share, of which 50,000 options vested on the grant date, and the remaining 50,000 options were subject to vesting over the period May 25, 2004 through May 24, 2006. The grant date fair value of the award is $91,173, computed using a Black-Scholes model.

On January 12, 2005, we granted Ms. Hawkins stock options to purchase 20,000 shares of our common stock, exercisable for ten years at $1.91 per share, subject to vesting over three years at 33% per year beginning on the first anniversary of the grant. The grant date fair value of the award is $7,340, computed using a Black-Scholes model.
(6)	Refers to our matching contribution under our 401(k) plan and premiums for life insurance where the beneficiary is not the company.

Performance Based Bonus Compensation

From year to year, our Compensation Committee may establish certain performance criteria for our executive officers, based on factors and criteria as the Compensation Committee may deem relevant. For our 2006 fiscal year, we had in effect a performance based cash bonus compensation plan for certain executive officers. Bonuses are paid after the fiscal year end. As of June 30, 2006, the Compensation Committee had not established a bonus compensation plan or performance goals for fiscal year 2007 and subsequent years. In June 2006, the Compensation Committee engaged a consulting firm to benchmark the Company’s executive compensation and provide it with recommendations regarding potential bonus and long-term incentive plan design. The Compensation Committee is evaluating the consultant’s recommendations and formulating a plan for fiscal 2007 and future years.

For our Chief Executive Officer, the potential cash bonus was based upon 100% of his base salary, determined wholly upon attaining earnings per share criteria determined by the Board (“Performance Bonus”). For other executives, the potential cash bonus was based upon 40% of base salary, measured 50% on the Performance Bonus criteria, and 50% on individualized performance goals (“Individual Bonus”). Factors in determining the Individual Bonus includes matters such as achieving specified leadership initiatives, and the achievement of certain strategic and business goals including, but not limited to, customer growth, new product development, information technology upgrades, manufacturing efficiencies and corporate compliance goals. The Performance Bonus was to be earned if our Company’s earnings per share equaled or exceeded a minimum level established by the Compensation Committee. If the minimum level was not achieved, no Performance Bonus was earned. If the minimum level is achieved or exceeded, the amount of the Performance Bonus was based upon the level of earnings per share achieved by the Company.

The following table summarizes the payout structure under the fiscal year 2006 bonus structure. The Performance Bonus range set forth in the table assumed that the achievement of the minimum targeted level and up to 100% of the targeted goal. If the maximum targeted goal was exceeded, the Performance Bonus payable would exceed the Performance Bonus potential set forth in the table below.

Name	Performance Bonus Range ($)	Individual Bonus Range ($)	Performance Bonus Earned ($)	Individual Bonus Earned ($)

Michael W. Levin	40,000 - 200,000	—	200,000	—
Kevan Bloomgren	3,200 - 11,200	0 - 11,200	11,200	11,200
Lawrence Anderson	6,400 - 32,000	0 - 32,000	32,000	25,600
Frances Blanco	6,400 - 32,000	0 - 32,000	32,000	16,000
Denise Hawkins	1,700 - 8,500	0 - 8,500	8,500	8,500

Stock Option Information

The table below sets forth information concerning stock options granted during the fiscal year ended June 30, 2006 to the Named Executive Officers. The percentage of total stock options is based on 311,352 stock options granted to officers, directors, and employees during the 2006 fiscal year.

Option Grants in Fiscal 2006

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date

Kevan D. Bloomgren	50,000	16%	3.91	3-14-2016

The following table sets forth information concerning the value of unexercised stock options at June 30, 2006 for the Named Executive Officers. The dollar values of the options was determined by multiplying the number of stock options by the difference between the fair market value of a share of common stock underlying an option and the exercise price of the option. Out-of-the-money options are reported as having a dollar value of $0. The last sale price of a share of our common stock on June 30, 2006 was $4.34, as reported by AMEX.

Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael W. Levin	0	0	500,000	0	1,670,000	0
Kevan D. Bloomgren	0	0	0	50,000	0	21,500
Lawrence Anderson	0	0	20,000	80,000	54,800	219,200
Frances Blanco	0	0	132,741	0	447,920	0
Denise Hawkins	0	0	16,669	13,333	42,606	32,399

1998 Incentive Stock Plan

Under our 1998 incentive stock plan for employees, which was adopted by our Board and approved by our shareholders in 1998, and amended in 2005, we reserved up to 1,000,000 shares of our common stock for issuance pursuant to awards of restricted stock and stock options. A stock option entitles the holder to purchase a share of our common stock at a purchase price equal to the fair market value of the common stock on the day of grant. During the year ended June 30, 2006, 32,334 stock options granted under this plan were exercised. As of June 30, 2006, stock options to purchase 485,561 shares of common stock were outstanding. These awards, subject to vesting, may be exercised for ten years from the date of grant at prices of $0.43 to $4.80. Since the effective date of the plan, 134,647 shares of common stock have been issued through exercise of options awarded under the plan. As of June 30, 2006, we also had outstanding 80,000 shares of restricted stock which have been awarded under the plan. Accordingly, at of June 30, 2006, 299,792 shares of the Company’s common stock were available for grant under the plan. Under terms of the plan, should we undergo a “change of control,” stock options and restricted stock awarded under the plan may be subject to accelerated vesting.

Employee Profit Sharing Plan

We have a tax-qualified employee paired profit sharing plan sponsored by DWS Scudder Deutsche Bank Group. This 401(k) plan covers all of our employees that have been employed for at least six months and meet other age and eligibility requirements. Under the 401(k) plan, employees may choose to reduce their current compensation by up to 15% each year and have that amount contributed to the 401(k) plan. We make matching contributions equal to 25% of the employee’s contribution. In our discretion, we may contribute unmatched contributions. The 401(k) plan qualifies under Section 401 of the Internal Revenue Code, so that we can deduct contributions by employees or by us. Employee contributions to the 401(k) plan are fully vested at all times, and our contributions, if any, vest at the rate of 25% after two years and after two years at the rate of 25% a year until fully vested. The company’s contributions to the plan were $41,500 in 2006 and $36,700 in 2005.

Tally Sheet for Chief Executive Officer

The following table is a summary of the executive pay package for our Chief Executive Officer for our 2006 fiscal year.

Compensation Element	Amount ($)	Description	Terms and Conditions

Base Salary	$200,000	See footnote 1.	Effective July 1, 2006 Base Salary was increased to $225,000.
Annual Incentive
Discretionary Bonus	0	Not applicable.
Performance Bonus	200,000	See footnote 2.	Target: $200,000 Actual earned: $200,000
Stock Options	0	Not applicable. See footnote 3.	Grant date: N/A Number granted: Grant date value: Stock price at grant: Exercise price: Vesting:
Restricted Stock	0	Not applicable. See footnote 4.	Number granted: N/A Vesting: Grant value:
Performance Shares	0	Not applicable. See footnote 5.	Minimum: N/A Target: Maximum: Actual earned: Grant value:
Deferred Compensation	0	Not applicable.	Executive portion: N/A Company match (if any): Accumulated executive portion: Accumulated company match (if any):
401(k) Plan	3,642	See footnote 6.
Supplemental retirement benefit	0	Not applicable.	Actual projected payment obligations: N/A
Executive perquisites	74,947	See footnote 7.
Term life insurance	1,140	$2,000,000	A fifteen-year term life insurance policy
Gross-ups (if any)	0	Not applicable.
Severance associated with change-in-control	0	See footnote 8.	Estimated payout amount for cash: N/A
Severance for termination for cause	0	Not applicable.	Estimated payout amounts for cash, equity and benefits: N/A
Severance for termination without cause	0	Not applicable.	Estimated payout amounts for cash, equity and benefits: N/A
Post retirement package	0	Not applicable.	Estimated payout amounts for cash, equity and benefits: N/A
Post retirement package	0	Not applicable.	Estimated value of consulting agreement and continuation of benefits: N/A

Estimated 2006 Package	$461,716

(1)	The base salary for our CEO has remained the same since fiscal 2004.

(2)	On an annual basis, our Compensation Committee set forth the terms of a performance bonus to which our CEO, and other executives, may be eligible. For our CEO, the potential bonus is 100% tied to company performance, based upon measures determined by the Compensation Committee. For additional information, refer to the heading entitled “Performance Based Bonus Compensation”.
(3)	We did not grant stock options to our CEO in fiscal 2006. In 2003, we granted our CEO 500,000 stock options in connection with his July 2003 employment agreement. Our common stock traded at $0.45 on the grant date, July 1, 2003, and the exercise price was set at a substantial premium to the market price, $1.00. Options are exercisable for 5 years from grant. 250,000 options vested upon grant. The other options vested over a two year period from grant. The options had a value of $0 on the grant date, determined by multiplying the number of stock options by the difference between the common stock market price and the option exercise price at the time of grant. As at June 30, 2006, the options would have a value of $1,670,000, due to an increase in our stock price since July 2003.
(4)	We have never granted restricted stock as compensation to our CEO. All of his ownership of our common stock, except for open market purchases of 10,000 shares in 2001 and 2002, were initially acquired when he founded our company’s predecessor business in 1987.
(5)	We have never granted performance shares to our CEO.
(6)	Refers to our matching contributions under the plan
(7)	Refers to $18,013 paid during the Company’s fiscal 2006 to lease vehicles used by our CEO and the fair market value he received of $56,934 resulting from exercise of a purchase option he exercised on a leased vehicle. The use of a leased vehicle and the purchase option were in accordance with terms of the CEO’s employment agreement.
(8)	In the event of a “change of control” the Company is obligated to pay our CEO 290% of his annual base compensation. Based on his Base Salary in 2006 of $200,000, this contingent obligation could be $580,000 in 2006. Based on his current Base Salary, which was increased to $225,000 on July 1, 2006, this contingent obligation could be $652,500.

Employment Agreement with Named Executive Officer

Michael W. Levin serves as our Chief Executive Officer and President pursuant to a five-year employment agreement that began as of July 1, 2003. His current annual salary for fiscal year 2007 is to be $225,000. We granted him 500,000 five-year stock options to purchase 500,000 shares of common stock. The exercise price for the stock options is $1.00 per share. Stock options to purchase 250,000 shares vested on the date of grant, additional stock options to purchase 125,000 shares vested on June 30, 2004, and the remaining stock options to purchase 125,000 shares vested on June 30, 2005. These stock options are cumulative and are subject to anti-dilution rights.

He is also entitled to receive:

•	death benefits of $100,000;
•	a fifteen-year term life insurance policy for $2,000,000;
•	a luxury automobile;
•	reimbursement for reasonable travel and other business related expenses;
•	six weeks vacation;
•	medical and dental insurance; and
•	participation in any employee plan, perquisite and other benefits made available to Media Sciences’ employees or management in general.

We may also award him an annual performance bonus or other bonus as determined by the Board.

If we undergo a “change of control”, we must pay him an amount equal to 290% of his base compensation. He has the right to terminate his employment if we undergo a change in control. As defined in his employment agreement, a change of control refers to:

•	a change in our ownership or management that is required to be reported under the federal securities laws;
•	the acquisition, other than directly from Media Sciences, of 25% or more of our common stock or our voting securities by persons other than Media Sciences or Levin;
•	a change in a majority of the current Board of Directors, excluding a Board approved change that does not result from a proxy contest;
•	a reorganization, merger, consolidation or sale of substantially all of our assets, after which our shareholders do not own, in the same proportion, more than 50% of the voting power, after which a majority of the board of directors changes, and after which a new shareholder beneficially owns 25% or more of the voting power; or
•	shareholder approval of our liquidation or dissolution.

The employment agreement provides for termination for cause.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table set forth outstanding securities authorized for issuance under equity compensation plans as of June 30, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted average exercise price of outstanding options, warrants and rights (a)	Number of securities remaining available for future issuance

Equity compensation plans	1,260,561	$ 1.54	299,792
approved by securities holders
Equity compensation plans not	–	–	–
approved by security holders

Total	1,260,561	$ 1.54	299,792

(a)	Does not include the number, or value, of restricted shares, which are subject to outstanding awards and do not have an exercise price.

Plans in the Shareholder Approved Category

Our 1998 incentive stock plan, as amended, for employees, directors and consultants provides for the issuance of up to 1,000,000 shares of our common stock pursuant to stock options and restricted stock awards. An incentive stock option entitles the holder to purchase a share of our common stock at a purchase price equal to the fair market value of the common stock on the day of grant. As of June 30, 2006, stock options to purchase 485,561 shares of common stock were outstanding. These awards, subject to vesting, may be exercised for ten years from the date of grant at prices of $0.43 to $4.80. Since the effective date of the plan, 134,647 shares of common stock have been issued through exercise of options awarded under the plan. As of June 30, 2006, we also had outstanding 80,000 shares of restricted stock which have been awarded under the plan. Accordingly, at of June 30, 2006, 299,792 shares of the Company’s common stock were available for grant under the plan.

On April 7, 2003, we issued to Frances Blanco stock options to purchase 25,000 shares of common stock. The stock options vest on April 6, 2004 and are exercisable until April 5, 2008 at $0.50 per share.

In June 2003, we issued to Michael W. Levin stock options to purchase up to 500,000 shares of common stock, exercisable at $1.00 per share and expiring in June 2008.

On May 24, 2004, we issued to Frances Blanco options to purchase 100,000 shares of our common stock, of which 50,000 options vested on the grant date, 25,000 options vested as of May 25, 2005, and the remaining 25,000 options are subject to vesting as of May 24, 2006. The options are exercisable for ten years at $1.06 per share.

On June 6, 2005, we issued to Lawrence Anderson options to purchase 100,000 shares of our common stock, which vest ratably, on an annual basis, over the period June 6, 2005 through June 5, 2010. The options are exercisable for ten years at $1.60 per share.

On August 8, 2005, we issued to Donald Gunn, an officer, stock options to purchase 100,000 shares of our common stock exercisable for ten years at $1.65 per share. The options were subject to vesting, upon Gunn’s relocation to corporate offices, as follows: 50,000 stock options on such date, and the other 50,000 stock options at the rate of 10,000 stock options per year for five years starting on the first anniversary of such date. The option grant was modified by an agreement dated March 31, 2006 between the Company and Mr. Gunn. As modified, stock options to purchase 50,000 shares of common stock became fully vested as of April 2006, and the other stock options were forfeited.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 24, 2004, we issued to each of Frances Blanco an officer and director, and Duncan Huyler, a former officer, stock options to purchase 100,000 shares of our common stock, of which 50,000 options vested on the grant date, and the remaining 50,000 options are subject to vesting over the period May 25, 2004 through May 24, 2006. The options are exercisable for ten years at $1.06 per share. In May 2005, Duncan Huyler executed a cashless exercise of 50,000 options. The balance of Mr. Huyler’s options were forfeited upon the termination of his employment.

On June 30, 2004, we sold 1,000,000 shares of common stock to GFX Investments, LLC, an entity controlled by Richard L. Scott, for $1.25 million. In conjunction with the investment, we agreed to appoint a nominee of GFX Investments, Alan Bazaar, Vice President and Portfolio Manager for Richard L. Scott Investments, LLC, to our board of directors, and we granted Mr. Scott 10,000 stock options, exercisable at $1.69 per share for five years in connection with Board of Directors services.

On March 2, 2005, we sold an aggregate of 500,000 shares of our common stock at a price of $2 per share to MicroCapital Fund LP and MicroCapital Fund Ltd. for aggregate gross proceeds of $1 million. MicroCapital Fund LP purchased 375,000 shares and MicroCapital Fund Ltd. purchased 125,000 shares.

On June 6, 2005, we issued to Lawrence Anderson, an officer, stock options to purchase 100,000 shares of our common stock, which vest ratably, on an annual basis, over the period June 6, 2005 through June 5, 2010. The options are exercisable for ten years at $1.60 per share.

On August 8, 2005, we issued to Donald Gunn, an officer, stock options to purchase up to 100,000 shares of our common stock. The options were subject to vesting, upon Gunn’s relocation to corporate offices, as follows: 50,000 stock options on such date, and the other 50,000 stock options at the rate of 10,000 stock options per year for five years starting on the first anniversary of such date. The options were exercisable for ten years at $1.65 per share.

On February 21, 2006, Scott Family Florida Partnership Trust, an entity controlled by Richard L. Scott, sold 40,000 shares of our common stock at $3.00 per share to Kevan D. Bloomgren prior to the start of his employment as Media Sciences’ Chief Financial Officer.

On March 15, 2006, concurrent with the start date of his employment, we granted Mr. Bloomgren 50,000 shares of unregistered common stock and stock options to purchase 50,000 shares of our common stock, exercisable for ten years at $3.91 per share, in each case subject to vesting annually over a five year period from March 15, 2006 at the rate of 20% per year. In the event of termination of employment by the Company for reasons other than cause or in the event of a change of control event, we agreed to accelerate all non-vested stock options and grants, and we agreed to reimburse Mr. Bloomgren for certain tax payments paid under an IRS 83(b) election for the common stock granted on March 15, 2006, limited to the taxes paid on the unvested stock grants.

In April 2006, we entered into an agreement, effective as of March 31 2006, with Donald Gunn, a former officer and director, in connection with his separation from employment with us. Under the separation agreement, Mr. Gunn was entitled to: a lump sum of $16,153.85, constituting six weeks’ salary; a lump sum of $21,000, constituting 75% of a personal performance-based bonus to which he would have been eligible for in connection with our 2006 fiscal year; continued eligibility, at a 75% rate, for a potential earnings-based cash bonus in connection with our 2006 fiscal year; immediate acceleration of the vesting of 50,000 stock options, exercisable at $1.65 per share, granted on August 8, 2005, which were previously subject to vesting at the rate of 10,000 stock options per year for five years; and continuation of health coverage for up to twelve months. The earnings-based bonus incentive, in the amount of $21,000, was paid in September 2006, consistent with the terms of the separation agreement.

On August 8, 2006, our Compensation Committee authorized the grant to Lawrence Anderson, Chief Operating Officer, 4,357 restricted shares, subject to ratable vesting over a two year period beginning at the date of grant.

DESCRIPTION OF OUR SECURITIES

Common Stock

The holders of the common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of our directors can elect all of the directors, and in such an event, the holders of the remaining shares will be unable to elect any of our directors. Our certificate of incorporation does not provide that the holders of common stock have any preemptive right.

The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board may from time to time determine, subject to the rights of the holders of our preferred stock. Upon our liquidation, dissolution, or winding up, the assets legally available for distribution to the stockholders will be distributed equally among the holders of the shares, subject to the rights of the holders of our preferred stock.

Preferred Stock

Our Certificate of Incorporation allows our Board to issue shares of preferred stock in one or more series. The Board can fix for each series, voting powers, designations, preferences and relative, participating, or other special rights to the extent permissible under the Delaware General Corporation Law.

No shares of preferred stock are presently outstanding.

Prior to January 1, 2004, we had shares of series A preferred stock issued and outstanding. In 1999, the Board previously designated 1,000,000 shares as series A preferred stock. The series A preferred stock did not carry voting rights. The series A preferred stock carried a fixed dividend at an annual rate of 11.5%. Dividends were to be paid each quarter in arrears. The first dividend payment occurred on January 1, 2000. The certificate of designation for the series A preferred stock provided that unless and until we have fully paid all dividends on the outstanding shares of series A preferred stock, we would not to declare or pay cash dividends, or distribute or set aside assets, for any of our other securities. Further, the certificate of designation for the series A preferred stock provided that we may not pay dividends if payment of dividends would violate certain financial criteria of our senior lending agreement with a financial institution.

Dividends

We have never declared any cash dividends on our common stock. Future cash dividends on the common stock, if any, will be at the discretion of our Board and will depend on our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board may consider important.

We have never declared any cash dividends on our common stock. Future cash dividends on the common stock, if any, will be at the discretion of our Board and will depend on our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board may consider important.

No shares of series A preferred stock are presently outstanding. Prior to January 1, 2004, we had shares of series A preferred stock issued and outstanding. Our series A preferred stock carried a fixed dividend at an annual rate of 11.5%. Dividends were to be paid each quarter in arrears. The first dividend payment occurred on January 1, 2000. The certificate of designation for the series A preferred stock provided that unless and until we have fully paid all dividends on the outstanding shares of series A preferred stock, we would not to declare or pay cash dividends, or distribute or set aside assets, for any of our other securities. Further, the certificate of designation for the series A preferred stock provided that we may not pay dividends if payment of dividends would violate certain financial criteria of our senior lending agreement with a financial institution.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners

The table below sets forth, as of October 27, 2006, the shares of our common stock beneficially owned by each person known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock, except that the security ownership of management is provided in a separate table. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below. As of October 27, 2006, we had 11,218,363 shares of common stock issued and outstanding.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of stock options and warrants are listed separately. For each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

Name and Address	Amount and Nature	Additional Shares	Percent
of Beneficial Owner	of Beneficial Owner	Acquirable Within 60 days	of Class

Richard L. Scott (a)	1,789,750	25,000 (b)	16.1%
100 First Stamford Place
Stamford, CT 06902
MicroCapital LLC (c)	731,900	0	6.5%
201 Post Street, Suite 1001
San Francisco, CA 94108

(a)	Beneficially owns securities through different entities, including: 1,000,000 shares held by GFX Investments, LLC, for which he is the beneficial owner; 606,050 shares held by Scott Family Florida Partnership Trust; 93,300 shares held by F. Annette Scott Florida Trust, of which his spouse is the trustee; and 90,400 shares held by Richard L. Scott Florida Trust.
(b)	Refers to shares acquirable upon exercise of options: 10,000 options exercisable at $1.69 per share until June 30, 2009; 5,000 options exercisable at $1.45 per share until December 17, 2009; and 10,000 options exercisable at $2.71 per share until January 30, 2016.
(c)	Holds the securities through different entities, including MicroCapital Fund LP and MicroCapital Fund Ltd.

Security Ownership of Management

The table below sets forth, as of October 27, 2006, the shares of our common stock beneficially owned by each of our officers and directors, and by all of our officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below. As of October 27, 2006, we had 11,218,363 shares of common stock issued and outstanding.

All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of stock options and warrants are listed separately. For each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

The address of each of the persons named in the table is c/o Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07463, unless otherwise indicated.

Name and Address	Amount and Nature		Additional Shares		Percent
of Beneficial Owner	of Beneficial Owner		Acquirable Within 60 days		of Class

Michael W. Levin	1,300,950	(a)	500,000	(b)	15.4%
Kevan D. Bloomgren	90,000	(c)	0	(d)	0.8%
Frances Blanco	42,775	(e)	132,741	(f)	1.5%
Lawrence Anderson	21,357		5,000	(g)	0.2%
Denise Hawkins	500		16,669	(h)	0.2%
Paul Baker	92,500		90,500	(i)	1.6%
Dennis Ridgeway	0		10,000	(j)	0.1%
Henry Royer	5,000	(k)	10,000	(l)	0.1%
Edwin Ruzinsky	40,000		35,000	(m)	0.7%
Willem van Rijn	0		10,000	(n)	0.1%
Alan L. Bazaar (o)	1,789,750		25,000	(p)	16.1%

All present officers and directors
as a group (11 persons)	3,382,832		834,910		35.0%

(a)	Includes 120,000 shares owned by his minor children
(b)	Refers to shares acquirable upon exercise of options, exercisable at $1.00 per share until June 29, 2008.
(c)	Includes 50,000 restricted shares, granted on March 15, 2006, subject to vesting annually in equal installments over a five year period.
(d)	Does not include shares acquirable upon exercise of 50,000 options, exercisable at $3.91 per share until March 14, 2016. The options are to subject to vesting in equal installments annually over a five year period, commencing on March 15, 2007.
(e)	Includes 2,000 shares owned by spouse.
(f)	Refers to shares acquirable upon the exercise of options: 7,741 options exercisable at $1.25 per share until June 18, 2008; 25,000 options exercisable at $0.50 per share until April 6, 2008; and 100,000 options exercisable at $1.06 per share until May 24, 2014.
(g)	Refers to shares acquirable upon exercise of options, exercisable at $1.60 per share until June 6, 2015. Does not include shares acquirable upon the exercise of 80,000 options, exercisable at $1.60 per share until June 5, 2015, that are subject to vesting in equal installments annually over a four year period, commencing on June 6, 2007.
(h)	Refers to shares acquirable upon exercise of options: 10,002 options exercisable at $1.70 per share until July 16, 2011 and 6,667 options exercisable at $1.91 per share until January 11, 2015. Does not include shares acquirable upon the exercise of 13,333 options, exercisable at $1.91 per share until January 11, 2015, that are subject to vesting in equal installments on January 12, 2007 and 2008.

(i)	Refers to shares acquirable upon exercise of options: 3,000 options exercisable at $2.00 per share until August 11, 2008; 30,000 options exercisable at $3.31 per share until April 6, 2009; 5,000 options exercisable at $2.19 per share until July 3, 2010; 5,000 options exercisable at $2.00 per share until July 2, 2011; 5,000 options exercisable at $0.65 per share until September 24, 2012; 10,000 options exercisable at $0.43 per share until May 6, 2013; 5,000 options exercisable at $0.85 per share until February 10, 2014; 5,000 options exercisable at $1.45 per share until December 17, 2014; and 10,000 options exercisable at $2.71 per share until January 30, 2016. Also includes beneficial ownership of shares underlying 12,500 warrants held by spouse, exercisable at $1 until June 12, 2007.
(j)	Refers to shares acquirable upon the exercise of 10,000 options, exercisable at $3.38 per share until February 26, 2016.
(k)	Does not include 95,000 shares held by Heffernen 1966 Trust B, a trust controlled by Mr. Royer’s spouse. Mr. Royer disclaims beneficial ownership of such shares.
(l)	Refers to shares acquirable upon the exercise of 10,000 options, exercisable at $2.71 per share until January 30, 2016.
(m)	Refers to shares acquirable upon exercise of options: 10,000 options exercisable at $2.06 per share until August 27, 2009; 5,000 options exercisable at $2.19 per share until July 3, 2010; 5,000 options exercisable at $2.00 per share until July 2, 2011; 5,000 options exercisable at $1.45 per share until December 17, 2014; and 10,000 options exercisable at $2.71 per share until January 30, 2016.
(n)	Refers to shares acquirable upon the exercise of 10,000 options, exercisable at $4.09 per share until May 2, 2016.
(o)	For purposes of the table, Mr. Bazaar’s reported beneficial ownership refers to the beneficial ownership of Richard L. Scott Investments, LLC and its affiliates. Mr. Bazaar is a Vice President and Portfolio Manager at Richard L. Scott Investments, LLC. Mr. Bazaar disclaims beneficial ownership of the securities held by Richard L. Scott Investments, LLC and its affiliates.
(p)	Refers to shares acquirable upon exercise of options: 10,000 options exercisable at $1.69 per share until June 30, 2009; 5,000 options exercisable at $1.45 per share until December 17, 2014; and 10,000 options exercisable at $2.71 per share until January 30, 2016.

Changes in Control

We do not have any arrangements that may result in a change in control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission reports of beneficial ownership and changes in beneficial ownership of our common stock. Such persons are also required by Securities and Exchange Commission regulations to furnish us with copies of all such Section 16(a) forms filed by such person. Based solely on a review of the copies of such reports furnished to us during and in connection with our fiscal year ended 2006, we are not aware of any material delinquencies in the filing of such reports, except as follows: Donald Gunn did not file a Form 4 or Form 5 reporting the cessation of his status as an officer and director subject to Section 16.

PROPOSAL NO. 2
Approval of Increase in Authorized Number of Common Stock

We are proposing to amend our Certificate of Incorporation, as presently in effect, to increase our authorized number of shares of common stock. Presently, our authorized capital is 25 million shares, consisting of 20 million shares of common stock and 5 million shares of preferred stock, of which 1 million shares were designated as Series A preferred stock. The proposal is to increase the authorized number of shares of common stock to 25 million shares, with no increase in the number of shares of preferred stock.

The Board believes that it is in our best interests to increase the number of authorized shares of common stock to make additional shares available for issuance to give us flexibility to meet our future business needs as they arise in the future.

If this proposal is approved, the change in the authorized capital will effected pursuant to a filing of a Certificate of Amendment of the Delaware Certificate of Incorporation to amend the first paragraph of Article Fourth to read:

“FOURTH: The total number of shares of stock that this corporation is authorized to issue is thirty million (30,000,000), consisting of twenty five million (25,000,000) shares of common stock with $.001 par value per share and five million (5,000,000) shares of preferred stock with $.001 par value.”

We do not have any present arrangements, agreements, understandings or plans for the issuance or use of the additional shares proposed to be authorized by the amendment. Our Board believes the availability of such shares will benefit us by providing flexibility to issue stock for a variety of proper corporate purposes as the Board may deem advisable. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition or merger with other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock dividends or distributions and other bona fide corporate purposes. If any of these situations to arise, the issuance of additional shares of common stock could have a dilutive effect on our earnings per share. Stockholders do not have preemptive rights to subscribe to additional securities that may be issued. Although an increase in the authorized shares could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction directed to the combination of our company with another company), the current proposal is not in response to any effort to accumulate our stock or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management, or otherwise.

The Board of Directors recommends that you vote “FOR”
this proposal to increase the authorized number of shares of common stock.

PROPOSAL NO. 3
Approval of 2006 Stock Incentive Plan

On September 12, 2006, the Board adopted the Media Sciences International, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), subject to approval by our stockholders. The Board believes that the approval of 2006 Plan is in our best interests and our stockholders, as the availability of an adequate number of shares reserved for issuance under the 2006 Plan is an important factor in attracting, motivating and retaining qualified employees who will be essential to the success of our company. Awards granted under the 2006 Plan are contingent on our stockholders approving the 2006 Plan. If our stockholders do not approve the 2006 Plan, no awards will be issued under the 2006 Plan.

We have an existing stock incentive plan, the Media Sciences International, Inc. 1998 Incentive Plan, as Amended and Restated (the “1998 Plan”). As of June 30, 2006, there were only 299,792 shares available for grant under our 1998 Plan. The 1998 Plan expires on June 18, 2008. While the 1998 Plan will remain in place, it does not provide sufficient shares for market-competitive grant levels.

We have a policy of emphasizing equity grants for our employees. By making a significant portion of employees’ compensation contingent upon long-term positive share price performance, the interests of key employees are aligned with those of stockholders. The Board believes the approval of the 2006 Plan is necessary for us to continue our policy of emphasizing equity compensation and to remain competitive with industry equity grant practice.

Our directors, officers, employees and eligible consultants who, in the opinion of the Board, are responsible for our continued growth and development and the financial success are eligible to be granted restricted stock or options under the 2006 Plan. Options may be non-qualified options, incentive stock options, or any combination of the foregoing. In general, the options granted under the 2006 Plan have a maximum duration of ten years from the date of the grant and are not transferable. The per share exercise price of any incentive stock option granted under the 2006 Plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock options granted to persons who have voting control over ten percent or more of our capital stock are granted at 110% of fair market value of the underlying common stock on the date of grant and expire five years after the date of grant. No options may be granted after September 12, 2016. The grant of options may have a dilutive effect on stockholder’s interests in our company.

The 2006 Plan provides the Board with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board at any time prior to expiration, so long as the optionee remains employed by our company. Generally, no option granted under the 2006 Plan is transferable by the optionee other than by will or the laws of the descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

Stockholder approval of the 2006 Plan is necessary in order that incentive stock options granted under the 2006 Plan will qualify for treatment as such under the Internal Revenue Code of 1986, as amended (the “Code”). Unless stockholder approval is obtained, options granted under the 2006 Plan will have less value and consequently, will not provide the incentive to recipient intended by the Board.

Description of the 2006 Plan

The following summary of the 2006 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the 2006 Plan, which is attached hereto as Appendix A.

Administration.  The 2006 Plan shall be administered by the Board of Directors or, if authorized by Board, by our Compensation Committee of the Board (collectively the “Administrator”). The Board has full authority, subject to the provisions of the 2006 Plan, to award incentive stock options and nonstatutory stock options.

Subject to the provisions of the 2006 Plan, the Administrator determines in its discretion, among other things, the persons to whom from time to time options may be granted (“Participants”), the number of shares subject to each option, exercise prices under the options, any restrictions or limitations on such option including any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, or forfeiture provisions related to such options. The interpretation and construction by the Administrator of any provisions of, or the determination of any questions arising under, the 2006 Plan or any rule or regulation established by the Board or the Committee pursuant to the 2006 Plan, shall be final, conclusive and binding on all persons covered by the 2006 Plan.

Shares subject to the 2006 Plan.  The 2006 Plan authorizes the Board to grant stock or options to directors, employees and consultants to purchase in the aggregate an amount of shares of common stock up to 1,000,000 shares of common stock, which would represent approximately 9% of the total shares of our common stock currently outstanding. In order to prevent the dilution or enlargement of the rights of the Participants under the 2006 Plan, the number of shares of common stock authorized by the 2006 Plan and the number of shares subject to outstanding options are subject to adjustment in the event of any increase or decrease in the number of shares of outstanding common stock resulting from a stock dividend, stock split, combination of shares, merger, reorganization, consolidation, recapitalization or other change in the corporate structure affecting our capital stock. If any award granted under the 2006 Plan is forfeited or terminated, the shares of common stock that were underlying such award shall again be available for distribution in connection with awards subsequently granted under the 2006 Plan.

Eligibility.  Subject to the provisions of the 2006 Plan, awards may be granted to our, directors, full-time employees, and consultants.

Effective Date and Term of the 2006 Plan.  The 2006 Plan was adopted by the Board on September 12, 2006. The 2006 Plan will become effective upon stockholder approval. No stock or option may be granted after September 12, 2016. The 2006 Plan will terminate on September 12, 2016, ten years after the original date of adoption, subject to earlier termination by the Board. No stock or option may be granted under the 2006 Plan after the termination date, but stock or options previously granted may extend beyond such date.

Stock Awards.  The Administrator may grant stock awards in its discretion. The terms and conditions of a stock award will be set forth in a restricted stock agreement. The grant or vesting of a stock award may be made contingent on achievement of performance conditions, including revenue growth, individual performance, earnings per share, and other financial objectives as may be determined by the Administrator. In the case of stock awards, unless the Administrator determines otherwise, the restricted stock agreement will provide that the unvested stock reverts to Media Sciences on the awardee’s termination of employment for any reason, except death, disability, or retirement.

Nature of Options.  The 2006 Plan provides for the grant of options, which may be non-qualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 2006 Plan are not transferable and expire ten (10) years after the date of grant. The per share exercise price of an incentive stock option granted under the 2006 Plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock option granted to persons who have voting control over 10% or more of our capital stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant.

Exercise of Options.  The 2006 Plan provides the Administrator with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Administrator, at any time prior to expiration, so long as the optionee remains employed by the Company. Generally, no option granted under the 2006 Plan is transferable by the optionee other than by will or the laws of descent and distribution.

Agreements.  Options granted under the 2006 Plan will be evidenced by agreements consistent with the 2006 Plan in such from as the Board or the Committee may prescribe. Neither the 2006 Plan nor agreements thereunder confer any right to continued employment upon any Participant.

Amendments to the 2006 Plan.  The Board may at any time, and from time to time, amend, modify or terminate any of the provisions of the 2006 Plan, but no amendment, modification or termination shall be made which would impair the rights of a Participant under any agreement theretofore entered into pursuant to an option grant, without the Participant’s consent.

Federal Income Tax Considerations.  The discussion that follows is a summary of certain federal income tax consequences of participation in the 2006 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2006 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. The following discussion does not address state, local or foreign tax consequences.

A Participant who receives an incentive stock option will not recognize taxable income upon the grant of the option or the exercise of the option. If the 2006 Plan is approved by the shareholders, a Participant in the 2006 Plan will not recognize taxable income upon the grant or exercise of an incentive stock option except under certain circumstances when the exercise price is paid with already-owned shares of common stock that were acquired through the previous exercise of an incentive stock option. However, upon the exercise of an incentive stock option, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as a tax preference item for purposes of the alternative minimum tax. In order for the exercise of an incentive stock option to qualify for the foregoing tax treatment, the Participant generally must be an employee of the Company from the date the incentive stock option is granted through the date three months before the date of exercise, except in the case of death or disability, where special rules apply. We will not be entitled to any deduction with respect to the grant or exercise of an incentive stock option.

If shares acquired upon exercise of an incentive stock option are not disposed of by the Participant within two years from the date of grant or within one year after the transfer of such shares to the Participant (the “ISO Holding Period”), then (i) no amount will be reportable as ordinary income with respect to such shares by the Participant or recipient and (ii) we will not be allowed a deduction in connection with such incentive stock option or the common stock acquired pursuant to the exercise of the incentive stock option. If a sale of such common stock occurs after the ISO Holding Period has expired, then any amount recognized in excess of the exercise price will be reportable as a long-term capital gain, and any amount recognized below the exercise price will be reportable as a long-term capital loss. The exact amount of tax payable on a long-term capital gain will depend upon the tax rates in effect at the time of the sale. The ability of a participant to utilize a long-term capital loss will depend upon the Participant’s other tax attributes and the statutory limitations on capital loss deductions not discussed herein. To the extent that alternative minimum taxable income was recognized on exercise of the incentive stock option, the basis in the common stock acquired may be higher for determining a long-term capital gain or loss for alternative minimum tax purposes.

A “disqualifying disposition” will result if common stock acquired upon the exercise of an incentive stock option (except in the circumstances of a decedent’s incentive stock option as described below) is sold before the ISO Holding Period has expired. In such case, at the time of a disqualifying disposition (except in the case of a Participant subject to Section 16 restrictions of the Exchange Act, as noted below), the Participant will recognize ordinary income in the amount of the difference between the exercise price and the lesser of (i) the fair market value on the date of exercise or (ii) the amount realized on disposition. If the amount realized on the sale is less than the exercise price, then the Participant will recognize no ordinary income, and the recognized loss will be reportable as a short-term capital loss. The Participant will report as a short-term capital gain, as applicable, any amount recognized in excess of the fair market value on the date of exercise, and we will be allowed a deduction on its federal income tax return in the year of the disqualifying disposition equal to the ordinary income recognized by the Participant. To the extent that alternative minimum taxable income was recognized on the exercise of the incentive stock option, the basis in the common stock acquired may be higher for determining a short-term capital gain or loss for alternative minimum tax purposes.

The general rules discussed above are different if the Participant disposes of the shares of common stock in a disqualifying disposition in which a loss, if actually sustained, would not be recognized by the Participant. Examples of these dispositions include gifts or sales to related parties such as members of the Participant’s family and corporations or entities in which the Participant owns a majority equity interest. In such circumstances, the Participant would recognize ordinary income equal to the difference between the exercise price of the common stock and the fair market value of the common stock on the date of exercise. The amount of ordinary income would not be limited by the price at which the common stock was actually sold by the Participant.

If the Participant retires or otherwise terminates employment with the Company, other than by reason of death or permanent and total disability, an incentive stock option must be exercised within three months of such termination in order to be eligible for the tax treatment of the incentive stock options described above, provided the ISO Holding Period requirements are met. If a Participant terminates employment because of a permanent and total disability, the incentive stock option will be eligible for such treatment if it is exercised within one year of the date of termination of employment, provided the ISO Holding Period requirements are met. In the event of a Participant’s death, the incentive stock option will be eligible for such treatment if exercised by the Participant’s legatees, personal representatives or distributees within one year from the date of death, provided that the death occurred while the Participant was employed, within three months of the date of termination of employment or within one year following the date of termination of employment because of permanent and total disability.

In general, a Participant to whom a nonqualified option is granted will recognize no taxable income at the time of the grant. Upon exercise of a nonqualified option, the Participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price of the nonqualified option, and we will generally be entitled to a deduction equal to the ordinary income recognized by the Participant in the year the Participant recognized ordinary income, subject to the limitations of Section 162(m) of the Code.

For purposes of the “alternative minimum tax” applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a nonqualified option. Thus, a Participant must, in the year of the option exercise, include the difference between the exercise price and the fair market value of the stock on the date of exercise in the alternative minimum taxable income. The alternative minimum tax is imposed upon an individual’s alternative minimum taxable income currently, but only to the extent that such tax exceeds the taxpayer’s regular income tax liability for the taxable year.

In general, a Participant to whom a restricted stock award is granted will recognize no taxable income at the time of the grant. As the restrictions associated with the award lapse over the vesting period, the Participant will recognize ordinary income in an amount equal to the fair market value of the common stock less any purchase price to be paid by the Participant, if any, which is no longer restricted as of each respective vesting date, and we will generally be entitled to a deduction equal to the ordinary income recognized by the Participant in the year the Participant recognized ordinary income, subject to the limitations of Section 162(m) of the Code.

We are required to withhold certain statutory income taxes from Participants upon exercise of nonqualified options. In the year of a nonqualified option exercise, we are entitled to a business expense deduction for federal income tax purposes equal to the difference between the option exercise price and the closing stock price on the date of exercise. Except in situations where there is a “disqualifying disposition,” the federal income tax law does not permit a business expense deduction for incentive stock options. For financial reporting purposes, we are required to report stock-based compensation expense associated with nonqualified and incentive stock option awards in accordance with SFAS No. 123(R), “Share-based Payment.” In general terms, under SFAS 123(R), the “fair value” of both nonqualified and incentive stock options is determined at date of award and recognized as compensation expense ratably over the option vesting period. Therefore, the amount and timing of recognized financial statement compensation expense could differ substantially from that deductible for federal income tax purposes.

We are required to withhold certain statutory income taxes from Participants upon the vesting of a stock award. In the year a stock award vests, we are entitled to a business expense deduction for federal income tax purposes equal to the closing market value of the awarded shares at the date of vesting. In the event that a Participant provides us with notice that they have elected earlier tax recognition of a stock award under Section 83(b) of the Code, we are required to withhold certain statutory income taxes based upon the value of the stock award at date of grant. Section 83(b) elections must be made within 30 days of the grant date. In the event that a Participant provides us with notice that they have elected Section 83(b) treatment, we are entitled to a business expense deduction for federal income tax purposes equal to the grant date closing market value of the awarded shares. For financial reporting purposes, we are required to report stock-based compensation expense associated with stock awards in accordance with SFAS No. 123(R), “Share-based Payment.” In general terms, under SFAS 123(R), the “fair value” of stock awards is determined at date of award and recognized as compensation expense ratably over the award vesting period. Therefore, the amount and timing of recognized financial statement compensation expense could differ substantially from that deductible for federal income tax purposes.

In addition to the foregoing federal tax consequences, Participants will in most cases by subject to state income taxation.

Both stock and option awards are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the holder ceases to provide services to Media Sciences. As a result of this substantial risk of forfeiture, the holder will not typically recognize ordinary income at the time of award. Instead, the holder will typically recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The holder’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture (also referred to as “date of vesting”).

Transferability of Awards.  All incentive stock options are nontransferable except upon the Participant’s death by will or the laws of descent or distribution or pursuant to the terms of certain domestic relations orders. In the case of awards other than incentive stock options, the Administrator may provide, in its discretion, for the transfer of all or part of the award to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933, as amended).

New Plan Benefits

Awards under the 2006 Plan will be made at the discretion of the Administrator. No awards have yet been issued pursuant to the 2006 Plan. Because future awards under the 2006 Plan will be granted in the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be determined at this time.

The Board of Directors recommends a vote “FOR”
the approval of the 2006 Plan.

PROPOSAL NO. 4
Ratify Selection of Independent Registered Public Accounting Firm

Our audit committee has appointed J.H. Cohn LLP as independent registered public accounting firm for the fiscal year ending June 30, 2007. A representative of J.H. Cohn LLP will be present at the Annual Meeting and available to respond to questions.

Although stockholder action in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent registered public accounting firm in maintaining the integrity of our financial controls and reporting. If our stockholders fail to ratify the appointment, the Board will reconsider the selection. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Board determines that such a change would be in the best interests of Media Sciences International and our stockholders.

The Board of Directors recommends a vote “FOR”
the ratification of the selection of J.H. Cohn LLP.

ADDITIONAL INFORMATION

Stockholder Proposals

To be considered for inclusion in our next year’s annual meeting and related proxy materials, stockholder proposals must be submitted in writing by August 31, 2007. All proposals should be submitted in writing to: Corporate Secretary, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436. The submission of a stockholder proposal does not guarantee that it will be included in our next year’s proxy statement. There are additional requirements regarding proposals of stockholders, and a stockholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934. We did not receive any stockholder proposals in connection with this year’s meeting and proxy statement.

Cost of Annual Meeting and Proxy Solicitation

We pay the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. We have not retained a proxy soliciting firm to assist in the solicitation of proxies, but we may do so, and may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

Annual Report

Our Annual Report on Form 10-KSB for the year ended June 30, 2006 accompanies this proxy statement. We will mail without charge, upon written request, a copy of our annual report on Form 10-KSB, including the financial statements, schedules, and list of exhibits. Requests should be sent to: Attn.: Investor Relations, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are stockholders of Media Sciences household the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Media Sciences International, Inc., 8 Allerman Road, Oakland, New Jersey 07436, or contact Investor Relations, Media Sciences International, Inc. at (201) 677-9311. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Other Action at Meeting

Our Board knows of no other matters, except the proposals in this Proxy Statement, for stockholder action at the Special Meeting. If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

By order of the Board of Directors

/s/ Denise Hawkins Denise Hawkins, Secretary

Oakland, New Jersey
October 31, 2006

Appendix A

MEDIA SCIENCES INTERNATIONAL, INC.

2006 Stock INCENTIVE PLAN

[Adoption Date: September 12, 2006]

[subject to stockholder approval]

ARTICLE I.

DEFINITIONS

1.01   Administrator means the Board and any delegate of the Board that is appointed in accordance with Article III.

1.02   Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award or Option granted to such Participant.

1.03   Board means the Board of Directors of the Company.

1.04   Change in Control shall mean an event or series of events that would be required to be described as a change in control of the Company in a proxy or information statement distributed by the Company pursuant to section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) in response to Item 6(e) of Schedule 14A promulgated thereunder or otherwise adopted. The determination whether and when a change in control has occurred or is about to occur shall be made by the Board in office immediately prior to the occurrence of the event or series of events constituting such change in control.

1.05   Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06   Common Stock means the common stock of the Company.

1.07   Company means Media Sciences International, Inc.

1.08   Control Change Date means the occurrence of the event or series of events constituting a Change in Control as determined by the Board.

1.09   Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.

1.10   Fair Market Value means, on any given date, the closing price (or, if there is none, the average of the closing bid and asked price) of the Common Stock on such quotation system or principal securities exchange on which the Common Stock is traded on such day, or, if the Common Stock is not so traded on such day, then on the next preceding day that the Common Stock was traded, all as reported by such source as the Administrator may select.

1.11   Forfeitable Shares shall have the meaning set forth in Section 9.04.

1.12   Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.13   Participant means an employee of and non-employee director, advisor and independent consultant to the Company or a Related Entity, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an Option or a combination thereof.

1.14   Plan means the Company's 2006 Stock Incentive Plan.

1.15    Related Entity means any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

1.16   Stock Award means Common Stock awarded to a Participant under Article IX.

1.17   Stockholders means the stockholders of the Company.

ARTICLE II.

PURPOSES

The Plan is intended to assist the Company and Related Entities in recruiting and retaining employees, directors, officers, consultants, and advisors who are exclusive agents of the Company, and in compensating such individuals by enabling such individuals to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its Stockholders. The Plan is intended to permit the grant of Stock Awards and the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III.

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards and Options upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of a Stock Award, including by way of example and not limitation, conditions on which Participants may defer receipt of benefits under the Plan, requirements that the Participant complete a specified period of employment with or service to the Company or a Related Entity, that the Company achieve a specified level of financial performance or that the Company achieve a specified level of financial return. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan, to prescribe the form of Agreements, to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option or Stock Award. All expenses of administering this Plan shall be borne by the Company.

The Board, in its discretion, may appoint a committee of the Board and delegate to such committee all or part of the Board’s authority and duties with respect to the Plan. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Board’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV.

ELIGIBILITY

Section 4.01 General. Any employee, director, officer, or exclusive agent of, and advisor or consultant to, the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity. Directors of the Company who are employees of the Company or a Related Entity may be selected to participate in this Plan.

Section 4.02 Grants. The Administrator will designate individuals to whom Stock Awards and Options are to be granted and will specify the number of shares of Common Stock subject to each award or grant. All Stock Awards and Options granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Company and any Related Entity) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceed the limitation prescribed by Code section 422(d). The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

ARTICLE V.

STOCK SUBJECT TO PLAN

Section 5.01 Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award, the Company may issue shares of Common Stock from either its authorized but unissued Common Stock or issued shares reacquired by the Company. Upon the exercise of any Option, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from either its authorized but unissued Common Stock or issued shares reacquired by the Company

Section 5.02 Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to awards of stock and options shall not exceed 1,000,000 shares, subject to adjustment as provided in Article X. The maximum aggregate number of shares of Common Stock that may be issued to Participants pursuant to incentive stock options granted under the Plan shall be 1,000,000 shares, subject to adjustment as provided in Article X.

Section 5.03 Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise, or if a Stock Award is forfeited in whole or in part, the number of shares of Common Stock allocated to the Option or Stock Award or portion thereof may be reallocated to other Options and Stock Awards to be granted under this Plan. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are reacquired by the Company, the shares subject to such Awards and the reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, (ii) covered by an Award that is settled in cash, or (iii) reacquired by the Company on the open market using cash proceeds received by the Company from the exercise of Options shall be available for Awards under the Plan.

ARTICLE VI.

OPTION EXERCISE PRICE

The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of an Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the foregoing, the price per share for Common Stock purchased on the exercise of an Option granted to any person then owning more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, or of its parent or subsidiary corporation, shall be one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the time of grant of the Option.

Prohibition Against Repricing. Notwithstanding any provision of this Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule) of Options issued under the Plan be permitted at any time under any circumstances, or (ii) any new Options be issued in substitution for outstanding Awards previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable stock exchange rule).

ARTICLE VII.

EXERCISE OF OPTIONS

Section 7.01 Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. Notwithstanding the foregoing, any Option granted to any person then owning more than ten percent (10%) of the total combined voting power of all classes of shares of the Company, or of its parent or subsidiary corporation, must be exercised within five years from the date of the grant thereof. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

Section 7.02 Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

Section 7.03 Change in Control. Section 7.01 to the contrary notwithstanding, after a Control Change Date, each Option shall be fully exercisable thereafter in accordance with the terms of the applicable Agreement. If not sooner exercisable under the terms of the applicable Agreement, a Participant’s Option shall be fully exercisable (i) as of his or her termination of employment if his or her employment terminates after a Control Change Date and he or she is terminated without cause or following his refusal to move to another location or (ii) as of the date that there is a material reduction in the Participant’s compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence, the term “cause” means a willful neglect of responsibilities to the Company or a Related Entity.

ARTICLE VIII.

METHOD OF EXERCISE

Section 8.01 Exercise. Subject to the provisions of Articles VII and XI, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

Section 8.02 Payment. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment, which will be set forth in the Agreement. Payment of the Option exercise price shall be made upon exercise of an Option and may be made, subject to any applicable laws, rules and regulations, by cash or check or other lawful consideration.

Section 8.03 Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option.

ARTICLE IX.

STOCK AWARDS

Section 9.01 Awards. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

Section 9.02 Vesting. The Administrator, on the date of the award, may prescribe that a Participant’s rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Related Entities before the expiration of a stated term or if the Company and its Related Entities or the Participant fails to achieve stated objectives.

Section 9.03 Change in Control. Section 9.02 to the contrary notwithstanding, after a Control Change Date, each Stock Award will become transferable and nonforfeitable in accordance with the terms of the applicable Agreement. If not sooner transferable and nonforfeitable under the terms of the applicable Agreement, a Participant’s interest in a Stock Award shall be transferable and nonforfeitable (i) as of his termination of employment if his employment terminates after a Control Change Date and he is terminated without cause or following his refusal to move to another location or (ii) as of the date that there is a material reduction in the Participant’s compensation or duties if such reduction occurs after a Control Change Date. For purposes of the preceding sentence, the term “cause” means a willful neglect of responsibilities to the Company or a Related Entity.

Section 9.04 Stockholder Rights. If all or any portion of a Stock Award is forfeitable pursuant to the Agreement, at all times prior to a forfeiture thereof, a Participant will have all rights of a Stockholder with respect to forfeitable shares of the Stock Award (the “Forfeitable Shares”), including the right to receive dividends and vote the Forfeitable Shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Forfeitable Shares, (ii) the Company shall retain custody of the certificates evidencing the Forfeitable Shares, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to the Forfeitable Shares. The limitations set forth in the preceding sentence shall not apply after the Forfeitable Shares are no longer forfeitable.

ARTICLE X.

ADJUSTMENT UPON CHANGE IN COMMON STOCK

Plan shall be proportionately adjusted, and the terms of outstanding Stock Awards and Options shall be adjusted, as the Board shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Article X by the Board shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Stock Awards or Options.

The Board may make Stock Awards and may grant Options in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in clause (ii) of the first paragraph of this Article X. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted Stock Award(s) or Option grant(s) shall be as the Board, in its discretion, determines is appropriate.

ARTICLE XI.

COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Common Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII.

GENERAL PROVISIONS

Section 12.01 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

Section 12.02 Disposition of Stock. A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

Section 12.03 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

Section 12.04 Employee Status. In the event that the terms of any Stock Award or the grant of any Option provide that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

Section 12.05 Limitation on Awards. Notwithstanding any other provision of the Plan, if any award under this Plan, either alone or together with payments that a Participant has the right to receive from the Company or a Related Entity, would constitute a “parachute payment” (as defined in section 280G of the Code), all such payments shall be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by section 4999 of the Code.

Section 12.06 Nontransferability. Any incentive stock option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or pursuant to the terms of certain domestic relations orders. In the case of awards other than incentive stock options, the Administrator may provide, in its discretion, for the transfer of all or part of the award to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933, as amended).

ARTICLE XIII.

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award or Option outstanding at the time such amendment is made.

ARTICLE XIV.

DURATION OF PLAN

No Stock Award or Option may be granted under this Plan more than ten years after September 12, 2016.

ARTICLE XV.

EFFECTIVE DATE OF PLAN

Stock Awards and Options may be granted under this Plan upon its adoption by the Board, provided that no incentive stock option will continue to be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Stockholders, voting either in person or by proxy, at a duly held Stockholders’ meeting or by the consent of Stockholders owning more than fifty percent (50%) of shares of the Common Stock within twelve months of such adoption.

[FORM OF PROXY]

VOTE BY TELEPHONE OR INTERNET

QUICK ««« EASY ««« IMMEDIATE

MEDIA SCIENCES INTERNATIONAL, INC.

Voting by telephone or Internet is quick, easy and immediate. As a Media Sciences International, Inc. shareholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on December 13, 2006.

To Vote Your Proxy by Internet

www.continentalstock.com.

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone

1 (800) 293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE BELOW CARD IF VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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PROXY	Please mark your votes like this	☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS.

		WITHHOLD
	FOR	AUTHORITY			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS	☐	☐	2.	Approval of Increase in Authorized Number of Common Stock	☐	☐	☐
(To withhold authority to vote for any individual			3.	Approval of 2006 Stock Incentive Plan	☐	☐	☐
nominee, strike a line through that nominee’s			4.	Ratify Selection of Independent Registered Public	☐	☐	☐
name in the list below)				Accounting Firm

Michael W. Levin Paul C. Baker Edwin Ruzinsky Henry Royer Alan Bazaar Dennis Ridgeway Willem van Rijn

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature_______________________	Signature_______________________	Date__________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MEDIA SCIENCES INTERNATIONAL, INC.

The undersigned appoints Denise Hawkins and Frances Blanco, and each of them, as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Media Sciences International, Inc. held of record by the undersigned at the close of business on October 27, 2006 at the Special Meeting of Shareholders of Media Sciences International, Inc. to be held on December 14, 2006 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)